Exhibit 23.2

To the Board of Directors
Health Sciences Group, Inc. and Subsidiaries

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Health Sciences Group, Inc. (the “Company”) on Form S-8 of our report dated April 12, 2006, on the consolidated financial statements of the Company for the year ended December 31, 2005, which report is included in the Company’s annual report on Form 10-KSB, as filed with the Securities and Exchange Commission on April 17, 2006.

/s/ Corbin & Company, LLC
CORBIN & COMPANY, LLC

Irvine, California
November 14, 2006